Exhibit 4.1

EXECUTION VERSION

TAX BENEFITS PRESERVATION PLAN

dated as of

March 13, 2019

between

TRIUMPH GROUP, INC.

and

COMPUTERSHARE TRUST COMPANY, N.A.

as Rights Agent

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Section 29.	Determinations and Actions by the Board, etc.	41

Section 30.	Benefits of this Agreement	41

Section 31.	Severability	42

Section 32.	Governing Law	42

Section 33.	Entire Agreement	42

Section 34.	Counterparts	42

Section 35.	Descriptive Headings; Interpretation	42

Section 36.	Confidentiality	42

Section 37.	Force Majeure	43

EXHIBITS
Exhibit A	Form of Certificate of Designations, Preferences and Rights
Exhibit B	Form of Common Stock Rights Certificate
Exhibit C	Form of Preferred Stock Rights Certificate
Exhibit D	Form of Summary of Rights
Exhibit E	Form of Amendment to Certificate of Incorporation

ii

TAX BENEFITS PRESERVATION PLAN

TAX BENEFITS PRESERVATION PLAN, dated as of March 13, 2019 (the “Agreement”), between Triumph Group, Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., a federally chartered trust company, as rights agent (the “Rights Agent”).

W I T N E S S E T H:

WHEREAS, on March 13, 2019 (the “Rights Dividend Declaration Date”), the Board of Directors of the Company (the “Board”) authorized and declared a dividend distribution of one Right (as hereinafter defined) for each share of Common Stock (as hereinafter defined) outstanding at the close of business on March 25, 2019 (the “Record Date”), and has authorized the issuance of one Right (as such number may hereinafter be adjusted pursuant to the provisions of Section 11(p) hereof) for each share of Common Stock issued (whether as an original issuance or from the Company’s treasury) between the Record Date and the Distribution Date (as hereinafter defined) and in certain other circumstances provided herein, each Right initially representing the right to purchase (i) one share of Common Stock, if prior to the Shareholder Approval (as hereinafter defined), or (ii) one one-thousandth of a share of Preferred Stock (as hereinafter defined), if subsequent to the Shareholder Approval, having the rights, powers and preferences set forth in the form of Certificate of Designations, Preferences and Rights attached hereto as Exhibit A, if subsequent to the Shareholder Approval, in each case, upon the terms and subject to the conditions hereinafter set forth (the “Rights”);

WHEREAS, the Company will seek shareholder approval, at the Company’s next annual meeting of shareholders, to amend the Company’s Amended and Restated Certificate of Incorporation, as it may be amended from time to time (the “Certificate of Incorporation”), in order to permit issuance of Rights relating to Preferred Stock, as hereinafter described, and

WHEREAS, the Company has generated or expects to generate certain Tax Benefits (as defined herein) for United States federal income tax purposes, which Tax Benefits may potentially provide valuable benefits to the Company, the Company desires to avoid an “ownership change” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations (as defined herein) promulgated thereunder, in order to avoid the imposition of certain limitations on the Company’s ability to fully use such Tax Benefits, and, in furtherance of such objective, the Company desires to enter into this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1.              Certain Definitions.  For purposes of this Agreement, the following terms have the meanings indicated:

(a)                           “5% Shareholder” shall mean (i) a Person or group of Persons that is a “5-percent shareholder” of the Company pursuant to Section 1.382-2T(g) of the Treasury

Regulations or (ii) a Person that is a “first tier entity” or “higher tier entity” (as such terms are defined in Section 1.382-2T(f) of the Treasury Regulations) of the Company if that Person has a “public group” or individual, or a “higher tier entity” of that Person has a “public group” or individual, that is treated as a “5-percent shareholder” of the Company pursuant to Section 1.382-2T(g) of the Treasury Regulations.

(b)                           “Acquiring Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall have become a 5% Shareholder or shall be a 5% Shareholder after the date hereof, whether or not such person continues to be a 5% Shareholder, but shall not include:

(i)            the Company;

(ii)           any Subsidiary of the Company;

(iii)          any employee benefit plan of the Company, or of any Subsidiary of the Company, or any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan;

(iv)          any Person that becomes a 5% Shareholder as a result of (A) a reduction in the number of Company Securities outstanding due to the repurchase of Company Securities by the Company or (B) a stock dividend, stock split, reverse stock split or similar transaction effected by the Company, in each case unless and until such Person increases its Percentage Stock Ownership by more than one (1) percentage point over such Person’s lowest Percentage Stock Ownership on or after the consummation of the relevant transaction, other than an increase solely as a result of any subsequent transaction described in clauses (A) and (B) of this Section 1(b)(iv) or with the Prior Approval of the Company;

(v)           any Person that, together with all Affiliates and Associates of such Person, is a 5% Shareholder on the date hereof (as disclosed in public filings with the Securities and Exchange Commission on the date of this Agreement), or becomes a 5% Shareholder solely as a result of a transaction pursuant to which such Person received the Prior Approval of the Company, unless after the date of this Agreement or the date of the relevant transaction, as applicable, such Person increases its Percentage Stock Ownership by more than one (1) percentage point over such Person’s lowest Percentage Stock Ownership on or after the date of this Agreement or the date of the relevant transaction, as applicable, other than an increase solely as a result of any subsequent transaction described in clauses (A) and (B) of Section 1(b)(iv) or with the Prior Approval of the Company;  provided  that this clause (v) shall not apply to any such Person who has decreased its Percentage Stock Ownership below five percent (5%) after the date hereof or after the date on which such Person becomes a 5% Shareholder solely as a result of a transaction pursuant to which such Person received the Prior Approval of the Company;

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(vi)          any Person that, within ten (10) Business Days of being requested by the Company to do so, certifies to the Company that such Person became an Acquiring Person inadvertently or without knowledge of the terms of the Rights and who or which, together with all Affiliates and Associates, thereafter within ten (10) Business Days following such certification disposes of such number of shares of Common Stock so that it, together with all Affiliates and Associates, ceases to be an Acquiring Person; provided, however, that if the Person requested to so certify or dispose of shares of Common Stock fails to do so within ten (10) Business Days, then such Person shall become an Acquiring Person immediately after such ten (10) Business Day period; or

(vii)         any Person that the Board has affirmatively determined in its sole discretion, prior to the Distribution Date, in light of the intent and purposes of this Agreement or other circumstances facing the Company, shall not be deemed an Acquiring Person, for so long as such Person complies with any limitations or conditions required by the Board in making such determination.

(c)                           “Adjustment Shares” shall have the meaning set forth in Section 11(a)(ii) hereof.

(d)                           “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.  The terms “Affiliate” and “Associate” shall also include, with respect to any Person, any other Person whose shares of Common Stock would be deemed to be constructively owned by such first Person, owned by a single “entity” as defined in Section 1.382-3(a)(1) of the Treasury Regulations with respect to such first Person, or otherwise aggregated with shares owned by such first Person pursuant to the provisions of Section 382 of the Code, or any successor provision or replacement provision, and the Treasury Regulations thereunder.

(e)                           “Agreement” shall have the meaning set forth in the preamble to this Agreement.

(f)                            “Appropriate Officer” shall mean the President and Chief Executive Officer, the Senior Vice President and Chief Financial Officer, and the Senior Vice President, General Counsel and Secretary of the Company.

(g)                           A Person shall be deemed to be the “Beneficial Owner” of, and shall be deemed to “beneficially own” and have “beneficial ownership” of any Company Securities which such Person directly owns, would be deemed constructively to own pursuant to Sections 1.382-2T(h) and 1.382-4(d) of the Treasury Regulations, owns pursuant to a “coordinated acquisition” treated as a single “entity” as defined in Section 1.382-3(a)(1) of the Treasury Regulations, or are otherwise aggregated with Company Securities owned by such Person, pursuant to the provisions of Section 382 of the Code and the Treasury Regulations thereunder.  For the avoidance of doubt, and notwithstanding anything to the contrary herein, any options, warrants or other rights (including any contingent rights) to acquire Common Stock shall be treated as exercised for purposes of calculation of the numerator of a Person’s

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Percentage Stock Ownership of Common Stock in the definition of “Acquiring Person” but not for purposes of calculation of the denominator of such Percentage Stock Ownership.

(h)                           “Board” shall have the meaning set forth in the recitals to this Agreement.

(i)                            “Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York or the State of Delaware are authorized or obligated by law or executive order to close.

(j)                            “close of business” on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day, it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

(k)                           “Code” shall have the meaning set forth in the recitals to this Agreement.

(l)                            “Common Stock” shall mean the common stock, par value $0.001 per share, of the Company, except that “Common Stock” when used with reference to any Person other than the Company shall mean the capital stock of such Person with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person (or, if such Person is a Subsidiary of another Person, the Person or Persons that ultimately control such first mentioned Person).

(m)                          “Common Stock Equivalents” shall have the meaning set forth in Section 11(a)(iii) hereof.

(n)                           “Company” shall have the meaning set forth in the preamble to this Agreement.

(o)                           “Company Securities” shall mean (i) shares of Common Stock of the Company, (ii) shares of preferred stock (other than preferred stock described in Section 1504(a)(4) of the Code) of the Company, (iii) warrants, rights, convertible debt or options (including options within the meaning of Section 1.382-4(d)(9) of the Treasury Regulations) to purchase stock (other than preferred stock described in Section 1504(a)(4) of the Code) of the Company, and (iv) any other interest that would be treated as “stock” of the Company pursuant to Section 1.382-2T(f)(18) of the Treasury Regulations.

(p)                           “Current Market Price” shall have the meaning set forth in Section 11(d)(i) hereof.

(q)                           “Current Value” shall have the meaning set forth in Section 11(a)(iii) hereof.

(r)                            “Distribution Date” shall mean the earlier of (i) the close of business on the tenth (10th) Business Day after the Stock Acquisition Date (or, if the tenth (10th)

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Business Day after the Stock Acquisition Date occurs before the Record Date, the close of business on the Record Date), and (ii) the close of business on the tenth (10th) Business Day (or such later date as the Board shall determine) after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan) is commenced within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if upon consummation thereof, such Person would become an Acquiring Person.

(s)                            “Equivalent Rights Stock” shall have the meaning set forth in Section 11(b) hereof.

(t)                            “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(u)                           “Exchange Ratio” shall have the meaning set forth in Section 24(a) hereof.

(v)                           “Expiration Date” shall have the meaning set forth in Section 7(a) hereof.

(w)                          “Final Expiration Date” shall mean 5:00 P.M., New York City time, on March 13, 2020, or 5:00 P.M., New York City time, on March 13, 2022 if this Agreement is approved by the stockholders of the Company by a vote of the majority of the votes cast by the holders of shares entitled to vote thereon at a meeting of the stockholders of the Company prior to 5:00 P.M., New York City time, on March 13, 2020.

(x)                           “NYSE” shall mean the New York Stock Exchange.

(y)                           “Percentage Stock Ownership” shall mean the percentage stock ownership interest as determined in accordance with Sections 1.382-2(a)(3), 1.382-2T(g), (h), (j) and (k), 1.382-3(a), and 1.382-4(d) of the Treasury Regulations; provided, however, that for the sole purpose of determining the percentage stock ownership of any entity (and not for the purpose of determining the percentage stock ownership of any other Person), Company Securities held by such entity shall not be treated as no longer owned by such entity pursuant to Section 1.382-2T(h)(2)(i)(A) of the Treasury Regulations.

(z)                           “Person” shall mean any individual, firm, corporation, partnership, limited liability company, limited liability partnership, trust, association, syndicate or other entity, group of persons making a “coordinated acquisition” of Company Securities or otherwise treated as an entity within the meaning of Treasury Regulations Section 1.382-3(a)(1) or otherwise, and includes an unincorporated group of persons who, by formal or informal agreement or arrangement (whether or not in writing), have embarked on a common purpose or act, and also includes any successor (by merger or otherwise) of any such individual or entity.

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(aa)                         “Preferred Stock” shall mean shares of Series B Junior Participating Preferred Stock, par value $0.01 per share, of the Company, and, to the extent that there are not a sufficient number of shares of Series B Junior Participating Preferred Stock authorized to permit the full exercise of the Rights, any other series of preferred stock of the Company designated for such purpose containing terms substantially similar to the terms of the Series B Junior Participating Preferred Stock.

(bb)                         “Principal Party” shall have the meaning set forth in Section 13(b) hereof.

(cc)                         “Prior Approval of the Company” shall mean the prior express written consent of the Company to the actions in question, executed on behalf of the Company by a duly authorized officer of the Company following express approval by action of at least a majority of the members of the Board then in office, provided that a Person shall be treated as having received the Prior Approval of the Company for an acquisition of Company Securities if such Person acquires such Company Securities from the Company pursuant to an issuance by the Company that was approved by the Board.

(dd)                         “Purchase Price” shall have the meaning set forth in Section 4(a) hereof.

(ee)                         “Record Date” shall have the meaning set forth in the recitals to this Agreement.

(ff)                          “Redemption Price” shall have the meaning set forth in Section 23(a) hereof.

(gg)                         “Rights” shall have the meaning set forth in the recitals to this Agreement.

(hh)                         “Rights Agent” shall have the meaning set forth in the preamble to this Agreement.

(ii)                           “Rights Certificate” shall have the meaning set forth in Section 3(a) hereof.

(jj)                           “Rights Dividend Declaration Date” shall have the meaning set forth in the recitals to this Agreement.

(kk)                         “Rights Stock” shall mean (i) prior to the Shareholder Approval, shares of Common Stock entitled to Rights and (ii) subsequent to the Shareholder Approval, shares of Preferred Stock entitled to Rights.

(ll)                           “Section 11(a)(ii) Event” shall mean any event described in Section 11(a)(ii) hereof.

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(mm)                      “Section 11(a)(ii) Trigger Date” shall have the meaning set forth in Section 11(a)(iii) hereof.

(nn)                         “Section 13 Event” shall mean any event described in clauses (x), (y) or (z) of Section 13(a) hereof.

(oo)                         “Securities Act” shall mean the Securities Act of 1933, as amended.

(pp)                         “Shareholder Approval” shall mean the date on which the Company obtains the affirmative vote of holders representing a majority of the shares of Common Stock issued and outstanding and entitled to vote, as of the record date for such vote, to amend the Certificate of Incorporation, substantially in the form attached hereto as Exhibit E, in order to permit issuance of shares of Preferred Stock in connection with entering into and implementing a shareholder rights plan.

(qq)                         “Spread” shall have the meaning set forth in Section 11(a)(iii) hereof.

(rr)                           “Stock Acquisition Date” shall mean the first date of public announcement (which, for purposes of this definition, shall include a report filed or amended pursuant to Section 13(d) under the Exchange Act) by the Company or an Acquiring Person indicating that an Acquiring Person has become such.

(ss)                          “Subsidiary” shall mean, with reference to any Person, any corporation or other entity of which an amount of voting securities or other ownership interests having ordinary voting power sufficient to elect at least a majority of the directors or other Persons having similar functions of such corporation or other entity is beneficially owned, directly or indirectly, by such Person, or otherwise controlled by such Person.

(tt)                           “Substitution Period” shall have the meaning set forth in Section 11(a)(iii) hereof.

(uu)                         “Summary of Rights” shall have the meaning set forth in Section 3(b) hereof.

(vv)                         “Tax Benefits” shall mean tax attributes, such as current year net operating loss and the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers, foreign tax credit carryovers and other similar tax carryovers, as well as any loss or deduction attributable to a “net unrealized built-in loss” within the meaning of Section 382 of the Code and the Treasury Regulations promulgated thereunder, of the Company or any of its Subsidiaries.

(ww)                       “Trading Day” shall have the meaning set forth in Section 11(d)(i) hereof.

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(xx)                         “Treasury Regulations” shall mean the final and temporary (but not proposed) tax regulations promulgated under the Code, as such regulations may be amended from time to time.

(yy)                         “Triggering Event” shall mean any Section 11(a)(ii) Event or any Section 13 Event.

Section 2.              Appointment of Rights Agent.  The Company hereby appoints the Rights Agent to act as rights agent for the Company in accordance with the express terms and conditions hereof (and no implied terms or conditions), and the Rights Agent hereby accepts such appointment.  The Company may from time to time appoint co-rights agents as it may deem necessary or desirable; provided, that the Company shall notify the Rights Agent in writing at least 10 calendar days prior to such appointment. In the event the Company appoints one or more co-rights agents, the respective duties of the Rights Agent and any co-rights agent shall be as the Company shall reasonably determine, provided that such duties and determination are consistent with the terms and provisions of this Agreement and that contemporaneously with such appointment, the Company shall notify the Rights Agent in writing thereof. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-rights agent.

Section 3.              Issuance of Rights Certificates.

(a)                           Until the Distribution Date, (x) the Rights will be evidenced (subject to the provisions of paragraphs (b) and (c) of this Section 3) by the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates evidencing Common Stock shall be deemed also to be certificates evidencing Rights) and not by separate certificates (or, for book entry shares, by notations in the respective accounts for the Common Stock), and (y) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company).  As soon as practicable after the Distribution Date, but subject to the following sentence, the Rights Agent will, at the expense of the Company and if provided with all necessary and relevant documents, send by such means as may be selected by the Company, to each record holder of the Common Stock as of the close of business on such Distribution Date, at the address of such holder shown on the records of the Company, rights certificates, in substantially the form of (i) Exhibit B hereto, describing rights prior to the Shareholder Approval, and (ii) Exhibit C hereto, describing rights subsequent to the Shareholder Approval (each a “Rights Certificate”), evidencing one Right for each share of Common Stock so held, as described therein, subject to adjustment as provided herein.  To the extent that a Triggering Event under Section 11(a)(ii) hereof has also occurred, the Company may implement such procedures, as it deems appropriate in its sole discretion, to minimize the possibility that any Person receives Rights, or Rights Certificates evidencing Rights, that would be null and void under Section 7(e) hereof; provided, that such procedures may not adversely affect the rights, immunities, duties or obligations of the Rights Agent.  Receipt by any Person of a Rights Certificate with respect to any Rights shall not preclude a later determination that such Rights are null and void pursuant to Section 7(e) hereof. In the event that an adjustment in the number of Rights per share of Common Stock has been

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made pursuant to Section 11(p) hereof, at the time of distribution of the Rights Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights.  As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates. The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Distribution Date.  Until such written notice is received or the occurrence of the Distribution Date acknowledged by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred.

(b)                           The Company will make available, as promptly as practicable following the Record Date, a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit D (the “Summary of Rights”) to any holder of Rights who may so request from time to time prior to the Expiration Date. With respect to certificates for the Common Stock outstanding as of the Record Date, or issued subsequent to the Record Date, unless and until the Distribution Date shall occur, the Rights will be evidenced by such certificates for the Common Stock (or, for book entry shares, the notations in the respective accounts for the Common Stock) and the registered holders of the Common Stock shall also be the registered holders of the associated Rights.  Until the earlier of the Distribution Date and the Expiration Date, the transfer of any shares of Common Stock in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with such shares of Common Stock.  Notwithstanding anything to the contrary set forth in this Agreement, upon the effectiveness of a redemption pursuant to Section 23 hereof or an exchange pursuant to Section 24 hereof, the Company shall not thereafter issue any additional Rights and, for the avoidance of doubt, no Rights shall be attached to or shall be issued with any shares of Common Stock (including any shares of Common Stock issued pursuant to an exchange) at any time thereafter.

(c)                           Rights shall be issued in respect of all shares of Common Stock that are issued (whether originally issued or from the Company’s treasury) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date.  Certificates representing such shares of Common Stock shall also be deemed to be certificates for Rights, and shall bear substantially the following legend if such certificates are issued after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date:

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Tax Benefits Preservation Plan between Triumph Group, Inc. (the “Company”) and the Rights Agent (including any successor Rights Agent) thereunder (as originally executed and as it may be amended or restated from time to time, the “Tax Benefits Preservation Plan”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company.  Under certain circumstances, as set forth in the Tax Benefits Preservation Plan, Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate.  The Company will mail to the holder of this

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certificate a copy of the Tax Benefits Preservation Plan, as in effect on the date of mailing, without charge, promptly after receipt of a written request therefor.  Under certain circumstances set forth in the Tax Benefits Preservation Plan, Rights issued to, or held by, any Person that is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Tax Benefits Preservation Plan), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

With respect to such certificates containing the foregoing legend, until the earlier of (i) the Distribution Date and (ii) the Expiration Date, the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone and registered holders of Common Stock shall also be the registered holders of the associated Rights, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.  Similarly, during such time periods, transfers of book entry shares shall also be deemed to be transfers of the associated Rights.  In the case of any book entry shares, the Company shall cause the transfer agent for the Common Stock to include on each account statement with respect thereto issued prior to the earlier of the Distribution Date and the Expiration Date a notation to the effect that references to Common Stock also include the associated Rights. With respect to any shares held in book entry form, such legend shall be included in a notice to the record holder of such shares in accordance with applicable law. Notwithstanding this paragraph (c), the omission of a legend or notation shall not affect the enforceability of any part of this Agreement or the rights of any holder of the Rights. In the event that shares of Common Stock are not represented by certificates, references in this Agreement to certificates shall be deemed to refer to the notations in the book entry accounts reflecting ownership of such shares.

Section 4.              Form of Rights Certificates.

(a)                           The Rights Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall each be substantially in the form set forth in (i) Exhibit B hereto, describing rights prior to the Shareholder Approval, and (ii) Exhibit C hereto, describing rights subsequent to the Shareholder Approval, and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage (but which shall not, in any case, adversely affect the rights, immunities, duties or obligations of the Rights Agent).  Subject to the provisions of Section 7, Section 11 and Section 22 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Record Date, or, in the case of Rights with respect to Common Stock issued or becoming outstanding after the Record Date, the same date as the date of the share certificate evidencing such shares, and on their face shall entitle the holders thereof to purchase such number of (i) if prior to Shareholder Approval, one share of Common

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Stock or (ii) if subsequent to Shareholder Approval, one one-thousandths of a share of Preferred Stock, in each case as shall be set forth therein at the price set forth therein (such exercise price per share of Common Stock, or per one one-thousandth of a share of Preferred Stock, the “Purchase Price”), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

(b)                           Any Rights Certificate issued pursuant to Section 3(a), Section 11(i) or Section 22 hereof that represents Rights beneficially owned by:  (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with which such Acquiring Person has any continuing plan, agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer that the Board has determined is part of a plan, agreement, arrangement or understanding that has as a primary purpose or effect the avoidance of Section 7(e) hereof, or (iv) subsequent transferees of such Persons described in clause (i), (ii) or (iii) of this sentence, and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) a legend in substantially the following form:

The Rights represented by this Rights Certificate are or were beneficially owned by a Person that was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Tax Benefits Preservation Plan).  Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of the Tax Benefits Preservation Plan.

Section 5.              Countersignature and Registration.

(a)                           The Rights Certificates shall be executed on behalf of the Company by any Appropriate Officer, either manually or by facsimile signature, and shall have affixed thereto the Company’s seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature.  The Rights Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature and shall not be valid for any purpose unless so countersigned.  In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates may nevertheless be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such

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Rights Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

(b)                           Following the Distribution Date, upon receipt by the Rights Agent of notice to that effect, the Rights Agent shall keep, or cause to be kept, at the office or offices of the Rights Agent designated by the Rights Agent as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder.  Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

Section 6.              Transfer, Split-Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.

(a)                           Subject to the provisions of Section 4(b), Section 7(e) and Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date, any Rights Certificate or Rights Certificates (other than Rights Certificates representing Rights that may have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Rights Certificate or other Rights Certificates entitling the registered holder to purchase a like number of one one-thousandths of a share of Preferred Stock (or, following a Triggering Event, Common Stock, other securities, cash or other assets, as the case may be) as the Rights Certificate or Rights Certificates surrendered then entitle such holder (or former holder in the case of a transfer) to purchase.  Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Rights Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Rights Certificates to be transferred, split up, combined or exchanged, with the form of assignment and certificate contained therein properly completed and duly executed and with all signatures guaranteed, at the office or offices of the Rights Agent designated for such purpose.  Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request.  Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e), Section 14 and Section 24 hereof, countersign (either by manual or facsimile signature) and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested.  The Company or the Rights Agent may require payment from any holder of a Rights Certificate of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates. The Rights Agent shall not have any duty or obligation to take any action under any section of this Agreement that requires the payment of taxes or charges unless and until it is satisfied that all such payments have been made.

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(b)                           Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, along with a signature guarantee and such other and further documentation as the Company or the Rights Agent may reasonably request, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate, if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

Section 7.              Exercise of Rights; Purchase Price; Expiration Date of Rights.

(a)                           Subject to Section 7(e) hereof, at any time after the Distribution Date, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and Section 23(a) hereof) in whole or in part upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof properly completed and duly executed, to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, accompanied by a signature guarantee and such other documentation as the Rights Agent may reasonably request together with payment of the aggregate Purchase Price with respect to the total number of (x) shares of Common Stock (or other securities, cash or other assets, as the case may be), if prior to the Shareholder Approval, or (y) one one-thousandths of a share of Preferred Stock (or other securities, cash or other assets, as the case may be), if subsequent to the Shareholder Approval, in each case as to which such surrendered Rights are then exercisable, at or prior to the earliest of (i) the Final Expiration Date, (ii) the time at which the Rights are redeemed or exchanged as provided in Section 23 and Section 24 hereof, (iii) the time at which the Board determines that this Agreement is no longer necessary or desirable for the preservation of Tax Benefits, and (iv) the close of business on the first day of a taxable year of the Company to which the Board determines that no Tax Benefits, once realized, as applicable, may be carried forward (the earliest of (i)-(iv) being herein referred to as the “Expiration Date”).

(b)                           The Purchase Price for each (i) share of Common Stock pursuant to the exercise of a Right, if prior to the Shareholder Approval, or (ii) one one-thousandth of a share of Preferred Stock pursuant to the exercise of a Right, if subsequent to the Shareholder Approval, initially shall be $100.00, shall be subject to adjustment from time to time as provided in Section 11 and Section 13(a) hereof and shall be payable in accordance with paragraph (c) below.

(c)                           Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate contained therein duly completed and executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price per share of Common Stock (or other shares, securities, cash or other assets, as the case may be), if prior to the Shareholder Approval, or one one-thousandth of a share of Preferred Stock (or other shares, securities, cash or other assets, as the case may be), if subsequent to the

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Shareholder Approval, to be purchased as set forth below and an amount equal to any applicable transfer or similar tax or charge, the Rights Agent shall, subject to Section 7(f) and Section 20(k) hereof, thereupon promptly (i) (A) requisition from any transfer agent of the shares of Common Stock (prior to Shareholder Approval) or Preferred Stock (subsequent to Shareholder Approval) (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of shares of Common Stock, if prior to the Shareholder Approval, or one one-thousandths of a share of Preferred Stock, if subsequent to the Shareholder Approval, to be purchased and the Company hereby irrevocably authorizes and directs each such transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of shares of Rights Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of shares of Common Stock or one one-thousandths of a share of Preferred Stock, as applicable, as are to be purchased (in which case certificates for the shares of Rights Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby irrevocably authorizes and directs each such depositary agent to comply with such request, (ii) when necessary to comply with this Agreement, requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or, upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) when necessary to comply with this Agreement, after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate.  The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) shall be made in cash or by certified bank check or bank draft payable to the order of the Company.  In the event that the Company is obligated to issue other securities (including Common Stock, as applicable) of the Company, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when necessary to comply with this Agreement.  The Company reserves the right to require prior to the occurrence of a Triggering Event that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Rights Stock would be issued.

(d)                           In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 6 and Section 14 hereof.

(e)                           Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring

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Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with which the Acquiring Person has any continuing plan, agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer that the Board has determined is part of a plan, agreement, arrangement or understanding that has as a primary purpose or effect the avoidance of this Section 7(e), or (iv) subsequent transferees of such Persons described in clauses (i)-(iii) of this sentence, shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise, and such Rights shall not be transferable.  The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but the Company and the Rights Agent shall have no liability to any holder of Rights Certificates or any other Person as a result of the Company’s failure to make any determinations with respect to an Acquiring Person or any of such Acquiring Person’s Affiliates or Associates or their respective transferees hereunder.

(f)                            Notwithstanding anything in this Agreement or any Rights Certificate to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of a Rights Certificate upon the occurrence of any purported exercise as set forth in this Section 7 unless and until such registered holder shall have (i) properly completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request.

Section 8.              Cancellation and Destruction of Rights Certificates.  All Rights Certificates surrendered for the purpose of exercise, transfer, split-up, combination, redemption or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement.  The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof.  The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 9.              Reservation and Availability of Capital Stock.

(a)                           The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Rights Stock (and, following the occurrence of a Triggering Event, out of its other securities or out of its authorized and issued shares held in its treasury), the number of shares of Rights Stock (and, following the occurrence of a Triggering Event, other securities) that, as provided in this Agreement, including Section 11(a)(iii) hereof, will be sufficient to permit the exercise in full of all outstanding Rights.

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(b)                           So long as the shares of Rights Stock (and, following the occurrence of a Triggering Event, other securities) issuable and deliverable upon the exercise of the Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable (but only to the extent that it is reasonably likely that the Rights will be exercised), all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

(c)                           The Company shall use its best efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of a Section 11(a)(ii) Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(a)(iii) hereof, a registration statement under the Securities Act, with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the Expiration Date.  The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or “blue sky” laws of the various states in connection with the exercisability of the Rights.  The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date referenced in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective.  Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, and the Company shall issue a public announcement at such time as the suspension has been rescinded.  The Company shall promptly notify the Rights Agent in writing whenever it makes a public announcement pursuant to this Section 9(c) and give the Rights Agent a copy of such announcement.  In addition, if the Company shall determine that a registration statement is required following the Distribution Date, the Company may temporarily suspend the exercisability of the Rights until such time as a registration statement has become effective and give prompt written notice of the same to the Rights Agent.  Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, the exercise thereof shall not be permitted under applicable law, or a registration statement shall not have become effective.

(d)                           The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Common Stock, if prior to the Shareholder Approval, or one one-thousandths of a share of Preferred Stock, if subsequent to the Shareholder Approval, (and, following the occurrence of a Triggering Event, other securities) delivered upon exercise of Rights shall, at the time of delivery of such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

(e)                           The Company covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of

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the issuance or delivery of the Rights Certificates and of any certificates for a number of shares of Common Stock, if prior to the Shareholder Approval, or one one-thousandths of a share of Preferred Stock, if subsequent to the Shareholder Approval, (or other securities, as the case may be) upon the exercise of Rights.  Neither the Company nor the Rights Agent shall be required to pay any transfer or similar tax or charge that may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of a number of shares of Common Stock, if prior to the Shareholder Approval, or one one-thousandths of a share of Preferred Stock, if subsequent to the Shareholder Approval, (or other securities, as the case may be) in respect of a name other than, that of the registered holder of the Rights Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for a number of shares of Common Stock, if prior to the Shareholder Approval, or one one-thousandths of a share of Preferred Stock, if subsequent to the Shareholder Approval, (or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Rights Certificates at the time of surrender) or until it has been established to the Company’s and the Rights Agent’s satisfaction that no such tax or charge is due.

Section 10.            Rights Stock Record Date.  Each Person in the name of which any certificate for a number of shares of Common Stock, if prior to the Shareholder Approval, or one one-thousandths of a share of Preferred Stock, if subsequent to the Shareholder Approval, (or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such shares or fractional shares of Rights Stock (or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer or similar taxes or charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the Rights Stock (or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the Rights Stock (or other securities, as the case may be) transfer books of the Company are open.  Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11.            Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights.  The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a)

(i)            In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Rights Stock payable in shares of Rights Stock, (B)

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subdivide or split the outstanding shares of Rights Stock, (C) combine or consolidate the outstanding shares of Rights Stock into a smaller number of shares, through a reverse stock split or otherwise, or (D) issue any shares of its capital stock in a reclassification of the Rights Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving entity), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, split, combination, consolidation or reclassification, and the number and kind of shares of Rights Stock or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of Rights Stock or capital stock, as the case may be, that, if such Right had been exercised immediately prior to such date and at a time when the Rights Stock transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, split, combination, consolidation or reclassification.  If an event occurs that would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

(ii)           Subject to Section 24 hereof, in the event that any Person shall, at any time after the Rights Dividend Declaration Date, become an Acquiring Person, unless the event causing such Person to become an Acquiring Person is a transaction set forth in Section 13(a) hereof, then, promptly following the occurrence of such event, proper provision shall be made so that each holder of a Right (except as provided below and in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of a number of shares of Common Stock (prior to Shareholder Approval) or a number of one one-thousandths of a share of Preferred Stock (subsequent to Shareholder Approval), such number of shares of Common Stock of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of shares of Common Stock, if prior to the Shareholder Approval, or one one-thousandths of a share of Preferred Stock, if subsequent to the Shareholder Approval, in each case, for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, and (y) dividing that product (which, following such first occurrence, shall thereafter be referred to as the “Purchase Price” for each Right and for all purposes of this Agreement) by fifty percent (50%) of the Current Market Price (determined pursuant to Section 11(d) hereof) per share of Common Stock on the date of such first occurrence (such number of shares, the “Adjustment Shares”).

(iii)          In the event that the number of shares of Common Stock that is authorized by the Certificate of Incorporation, but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights, is not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company shall (A) determine the value of the Adjustment Shares issuable upon the exercise of a Right (the “Current Value”), and (B) with respect to each Right (subject to Section 7(e) hereof), make

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adequate provision to substitute for the Adjustment Shares, upon the exercise of a Right and payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Common Stock or other equity securities of the Company (including shares, or units of shares, of preferred stock, such as the Preferred Stock, that the Board has deemed to have essentially the same value or economic rights as shares of Common Stock (such shares of preferred stock being referred to as “Common Stock Equivalents”)), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value (less the amount of any reduction in the Purchase Price), where such aggregate value has been determined by the Board based upon the advice of a nationally recognized investment banking firm selected by the Board; provided, however, that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company’s right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the “Section 11(a)(ii) Trigger Date”), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread.  For purposes of the preceding sentence, the term “Spread” shall mean the excess of (i) the Current Value over (ii) the Purchase Price.  If the Board determines in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such thirty (30) day period, as it may be extended, being herein called the “Substitution Period”).  To the extent that the Company determines that action should be taken pursuant to the first and/or third sentences of this Section 11(a)(iii), the Company (1) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and (2) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek such stockholder approval for such authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof.  In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.  The Company shall promptly notify the Rights Agent in writing whenever it makes a public announcement pursuant to this Section 11(a)(iii) and give the Rights Agent a copy of such announcement. For purposes of this Section 11(a)(iii), the value of each Adjustment Share shall be the Current Market Price per share of the Common Stock on the Section 11(a)(ii) Trigger Date and the per share or per unit value of any Common Stock Equivalent shall be deemed to equal the Current Market Price per share of the Common Stock on such date.

(b)                           In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of shares of Rights Stock entitling them to subscribe for or purchase (for a period expiring within forty-five (45) calendar days after such record date) shares of Rights Stock (or shares having the same rights, privileges and preferences as the shares

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of Rights Stock (“Equivalent Rights Stock”)) or securities convertible into Rights Stock or Equivalent Rights Stock at a price per share of Rights Stock or per share of Equivalent Rights Stock (or having a conversion price per share, if a security convertible into Rights Stock or Equivalent Rights Stock) less than the Current Market Price (as determined pursuant to Section 11(d) hereof) per share of Rights Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Rights Stock outstanding on such record date, plus the number of shares of Rights Stock that the aggregate offering price of the total number of shares of Rights Stock and/or Equivalent Rights Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Rights Stock outstanding on such record date, plus the number of additional shares of Rights Stock and/or Equivalent Rights Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible).  In case such subscription price may be paid by delivery of consideration, part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, the determination of which shall be described in a written statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights.  Shares of Rights Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation.  Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

(c)                           In case the Company shall fix a record date for a distribution to all holders of shares of Rights Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving entity), of cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Rights Stock, but including any dividend payable in stock other than Rights Stock) or evidences of indebtedness, or of subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price (as determined pursuant to Section 11(d) hereof) per share of Rights Stock on such record date, less the fair market value (as determined in good faith by the Board, the determination of which shall be described in a written statement filed with the Rights Agent, and shall be binding on the Rights Agent and the holders of the Rights) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Rights Stock, and the denominator of which shall be such Current Market Price (as determined pursuant to Section 11(d) hereof) per share of Rights Stock.  Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price that would have been in effect if such record date had not been fixed.

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(d)

(i)                                     For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii) hereof, the “Current Market Price” per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of Common Stock for the thirty (30) consecutive Trading Days immediately prior to such date, and for purposes of computations made pursuant to Section 11(a)(iii) hereof, the Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of Common Stock for the ten (10) consecutive Trading Days immediately following such date; provided, however, that in the event that the Current Market Price per share of Common Stock is determined during a period following the announcement by the issuer of such Common Stock of (A) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities convertible into shares of such Common Stock (other than the Rights), or (B) any subdivision, combination, consolidation, reverse stock split or reclassification of such Common Stock, and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination, consolidation, reverse stock split or reclassification, shall not have occurred prior to the commencement of the requisite thirty (30) Trading Day or ten (10) Trading Day period, as set forth above, then, and in each such case, the Current Market Price shall be properly adjusted to take into account ex-dividend trading.  The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the shares of Common Stock are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the OTC Bulletin Board or OTC Link LLC or such other system then in use, or, if on any such date such prices are not so reported, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board.  If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined in good faith by the Board shall be used.  The term “Trading Day” shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day.  If the Common Stock is not publicly held or not so listed or traded, the Current Market Price per share shall mean the fair value per share as determined in good faith by the Board, the determination of which shall be described in a written statement filed with the Rights Agent and shall be conclusive for all purposes and shall be binding on the Rights Agent and the holders of the Rights.

(ii)                                  For the purpose of any computation hereunder, the Current Market Price per share of Preferred Stock shall be determined in the same manner as set forth above for

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the Common Stock in clause (i) of this Section 11(d) (other than the last sentence thereof).  If the Current Market Price per share of Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this Section 11(d), the Current Market Price per share of Preferred Stock shall be conclusively deemed to be an amount equal to one thousand (1,000) (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock occurring after the date of this Agreement) multiplied by the Current Market Price per share of the Common Stock.  If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, Current Market Price per share of the Rights Stock shall mean the fair value per share as determined in good faith by the Board, the determination of which shall be described in a written statement filed with the Rights Agent and shall be conclusive for all purposes and shall be binding on the Rights Agent and the holders of the Rights.

(e)                                                                                  Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided, however, that any adjustments that by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or other share or one-millionth of a share of Preferred Stock, as the case may be.  Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the transaction that mandates such adjustment and (ii) the Expiration Date.

(f)                                                                                   If as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Rights Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Rights Stock contained in Sections 11(a), (b), (c), (e), (g), (h), (i), (j), (k) and (m) hereof, and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Rights Stock shall apply on like terms to any such other shares.

(g)                                                                                  All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of shares of Common Stock, if prior to the Shareholder Approval, or one one-thousandths of a share of Preferred Stock, if subsequent to the Shareholder Approval, purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h)                                                                                 Unless the Company shall have exercised its election as provided in Section 11(i) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price,

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that number of shares of Common Stock (calculated to the nearest ten-thousandth), if prior to the Shareholder Approval, or one one-thousandths of a share of Preferred Stock (calculated to the nearest one-millionth), if subsequent to the Shareholder Approval, obtained by (i) multiplying (x) the number of shares or one one-thousandths of a share, as applicable, covered by a Right immediately prior to this adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i)                                                                                     The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of shares of Common Stock, if prior to the Shareholder Approval, or one one-thousandths of a share of Preferred Stock, if subsequent to the Shareholder Approval, purchasable upon the exercise of a Right.  Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of shares of Common Stock, if prior to the Shareholder Approval, or one one-thousandths of a share of Preferred Stock, if subsequent to the Shareholder Approval, for which a Right was exercisable immediately prior to such adjustment.  Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price.  The Company shall make a public announcement (with prompt written notice thereof to the Rights Agent) of its election to adjust the number of Rights, stating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made.  This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement.  If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment.  Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

(j)                                                                                    Irrespective of any adjustment or change in the Purchase Price or the number of shares of Common Stock, if prior to the Shareholder Approval, or one one-thousandths of a share of Preferred Stock, if subsequent to the Shareholder Approval, issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per shares of Common Stock, if prior to the Shareholder Approval, or one one-thousandth of a share, if subsequent to the Shareholder Approval, and the

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number of shares or one one-thousandths of a share, as applicable, that were expressed in the initial Rights Certificates issued hereunder.

(k)                                                                                 Before taking any action that would cause an adjustment reducing the Purchase Price below the then stated value, if any, of the number of shares of Common Stock, if prior to the Shareholder Approval, or one one-thousandths of a share of Preferred Stock, if subsequent to the Shareholder Approval, issuable upon exercise of the Rights, the Company shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable such number of shares or one one-thousandths of a share, as applicable, of Rights Stock at such adjusted Purchase Price.

(l)                                                                                     In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer (with prompt written notice thereof to the Rights Agent) until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of shares of Common Stock, if prior to the Shareholder Approval, or one one-thousandths of a share of Preferred Stock, if subsequent to the Shareholder Approval, and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of shares of Common Stock, if prior to the Shareholder Approval, or one one-thousandths of a share of Preferred Stock, if subsequent to the Shareholder Approval, and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

(m)                                                                             Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in their good faith judgment the Board shall determine to be advisable in order that any (i) consolidation or subdivision of the Rights Stock, (ii) issuance wholly for cash of any shares of Rights Stock at less than the Current Market Price per share of Rights Stock, (iii) issuance wholly for cash of shares of Rights Stock or securities that by their terms are convertible into or exchangeable for shares of Rights Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Rights Stock shall not be taxable to such stockholders.

(n)                                                                                 The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o) hereof), or (iii) sell or transfer (or permit any Subsidiary of the Company to sell or transfer), in one transaction, or a series of related transactions, assets, cash flow or earning power aggregating more than fifty percent (50%) of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or

24

any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), if (x) at the time of or immediately after such consolidation, merger or sale or transfer there are any rights, warrants or other instruments or securities outstanding or agreements in effect that would eliminate or substantially diminish the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale or transfer, the stockholders of the Person that constitutes, or would constitute, the “Principal Party” for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

(o)                                                                                 The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23, Section 24 or Section 27 hereof, take (or permit any Subsidiary of the Company to take) any action if at the time such action is taken it is reasonably foreseeable that such action will eliminate or diminish substantially the benefits intended to be afforded by the Rights.

(p)                                                                                 Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Rights Dividend Declaration Date and prior to the Distribution Date (i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine or consolidate the outstanding shares of Common Stock into a smaller number of shares, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event.

Section 12.                                    Certificate of Adjusted Purchase Price or Number of Shares.  Whenever an adjustment or any event affecting the exercisability of the Rights (including without limitation an event which causes the Rights to become null and void) is made or any event affecting the exercisability of the Rights (including an event that causes Rights to become null and void) occurs as provided in Section 11 or Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment or describing such event, and a brief, reasonably detailed, statement of the facts, computations and methodology accounting for such adjustment, (b) promptly file with the Rights Agent, and with each transfer agent for the Preferred Stock and the Common Stock, a copy of such certificate and (c) if a Distribution Date has occurred, mail a brief summary thereof to each holder of a Rights Certificate in accordance with Section 25 hereof.  The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statement therein contained and, except as provided for in this Agreement, shall have no duty or liability with respect to, and shall not be deemed to have knowledge of, any adjustment or any such event unless and until it shall have received such a certificate.

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Section 13.                                    Consolidation, Merger or Sale or Transfer of Assets, Cash Flow or Earning Power.

(a)                                                                                 In the event that, following the Stock Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o) hereof), and the Company shall not be the continuing or surviving entity of such consolidation or merger, (y) any Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o) hereof) shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving entity of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets, cash flow or earning power aggregating more than fifty percent (50%) of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o) hereof), then, and in each such case, proper provision shall be made so that: (i) each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, nonassessable and freely tradeable shares of Common Stock of the Principal Party, not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of shares of Common Stock, if prior to the Shareholder Approval, or one one-thousandths of a share of Preferred Stock, if subsequent to the Shareholder Approval, for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such shares of Common Stock, if prior to the Shareholder Approval, or one one-thousandths of a share of Preferred Stock, if subsequent to the Shareholder Approval, for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence of a Section 11(a)(ii) Event), and (2) dividing that product (which, following the first occurrence of a Section 13 Event, shall be referred to as the “Purchase Price” for each Right and for all purposes of this Agreement) by fifty percent (50%) of the Current Market Price (determined pursuant to Section 11(d)(i) hereof) per share of the Common Stock of such Principal Party on the date of consummation of such Section 13 Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term “Company” shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as

26

reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Section 13 Event.

(b)                                                                                 “Principal Party” shall mean:

(i)                                     in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a) hereof, the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation; and

(ii)                                  in the case of any transaction described in clause (z) of the first sentence of Section 13(a) hereof, the Person that is the party receiving the greatest portion of the assets, cash flow or earning power transferred pursuant to such transaction or transactions;

provided, however, that, in any such case, (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, “Principal Party” shall refer to such other Person; and (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stock of two or more of which is and has been so registered, “Principal Party” shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value.

(c)                                                                                  The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock that have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger or sale or other transfer of assets mentioned in paragraph (a) of this Section 13, the Principal Party will:

(i)                                     prepare and file a registration statement under the Securities Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form and use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date;

(ii)                                  take all such other action as may be necessary to enable the Principal Party to issue the securities purchasable upon exercise of the Rights, including

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but not limited to the registration or qualification of such securities under all requisite securities laws of jurisdictions of the various states and the listing of such securities on such exchanges and trading markets as may be necessary or appropriate; and

(iii)                               deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates that comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act.

The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.  In the event that a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights that have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

Section 14.                                    Fractional Rights and Fractional Shares.

(a)                                                                                 The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(p) hereof, or to distribute Rights Certificates that evidence fractional Rights.  In lieu of such fractional Rights, the Company shall pay to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right.  For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.  The closing price of the Rights for any Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Rights are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by OTC Bulletin Board or OTC Link LLC or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights, selected by the Board.  If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board shall be used, which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

(b)                                                                                 The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions that are integral multiples of one one-thousandth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates that evidence fractional shares of Preferred Stock (other than fractions that are integral multiples of one one-thousandth of a share of Preferred Stock).  In lieu of fractional shares of Preferred Stock that are

28

not integral multiples of one one-thousandth of a share of Preferred Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-thousandth of a share of Preferred Stock.  For purposes of this Section 14(b), the current market value of one one-thousandth of a share of Preferred Stock shall be one one-thousandth of the closing price of a share of Preferred Stock (determined in the manner in which closing prices would be determined for purposes of determining a Current Market Price per share of Preferred Stock pursuant to Section 11(d)(ii) hereof) on the Trading Day immediately prior to the date of such exercise.

(c)                                                                                  Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates that evidence fractional shares of Common Stock.  In lieu of fractional shares of Common Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one (1) share of Common Stock.  For purposes of this Section 14(c), the current market value of one (1) share of Common Stock shall be the closing price per share of Common Stock (as determined pursuant to Section 11(d)(i) hereof) on the Trading Day immediately prior to the date of such exercise.

(d)                                                                                 The holder of a Right by the acceptance of the Rights expressly waives such holder’s right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

(e)                                                                                  Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent under any section of this Agreement, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments.  The Rights Agent shall have no obligation to make fractional payments unless the Company shall have provided the necessary funds to pay in full all amounts due and payable with respect thereto. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of, any payment for fractional Rights or fractional shares under any section of this Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate and sufficient monies.

Section 15.                                    Rights of Action.  All rights of action in respect of this Agreement, except the rights of action that are given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Stock), may, in such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or

29

otherwise act in respect of, such holder’s right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement.  Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

Section 16.                                    Agreement of Rights Holders.  Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a)                                                                                 prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of shares of Common Stock;

(b)                                                                                 after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates properly completed and duly executed;

(c)                                                                                  subject to Section 6(a) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the Person in the name of which a Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate (or book entry shares in respect of Common Stock)) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificate (or notices provided to holders of book entry shares of Common Stock) made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e) hereof, shall be required to be affected by any notice to the contrary; and

(d)                                                                                 notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent, nor any of their respective directors, officers, employees or agents, shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, judgment or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company shall use its best efforts to have any such injunction, order, decree, judgment or ruling lifted or otherwise overturned as soon as possible.

Section 17.                                    Rights Certificate Holder Not Deemed a Stockholder.  No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose to be the holder of the number of shares of Common Stock, if prior to the Shareholder Approval, or one one-thousandths of a share of Preferred Stock, if subsequent to the

30

Shareholder Approval, or any other securities of the Company that may at any time be issuable on the exercise or exchange of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent with respect to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised or exchanged in accordance with the provisions hereof.

Section 18.                                    Concerning the Rights Agent.

(a)                                 The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the preparation, negotiation, administration, amendment and execution of this Agreement and the exercise and performance of its duties hereunder.  The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including, without limitation, the reasonable fees and expenses of legal counsel) that may be paid, incurred or suffered by it, or which it may become subject, without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (each as determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction) for any action taken, suffered or omitted by the Rights Agent in connection with the execution, acceptance, administration, exercise or performance of its duties under this Rights Agreement, including, without limitation, the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly.  The provisions of this Section 18 and Section 20 hereof shall survive the termination of this Rights Agreement, the exercise or expiration of the Rights and the resignation or removal of the Rights Agent.  The costs and expenses incurred in enforcing this right of indemnification by the Rights Agent shall be paid by the Company.

(b)                                 The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement and performance of its obligations hereunder in reliance upon any Rights Certificate or certificate for Common Stock or for other securities of the Company (including in the case of uncertificated securities, by notation in book entry accounts reflecting ownership), instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, agreement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified, guaranteed, or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20. The Rights Agent shall not be deemed to have any knowledge of any event of which it was supposed to receive written notice thereof hereunder, but for which it has not received such written notice, and the Rights Agent shall be fully protected and shall incur no liability for failing to take any action in connection therewith, unless and until it has received such notice in writing.

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Section 19.                                    Merger or Consolidation or Change of Name of Rights Agent.

(a)                                                                                 Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the corporate trust, stock transfer or other stockholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; but only if such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof.  In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

(b)                                                                                 In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

Section 20.                                    Duties of Rights Agent.  The Rights Agent undertakes to perform only those duties and obligations expressly set forth in this Agreement (and no implied duties) upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

(a)                                                                                 The Rights Agent may consult with legal counsel (who may be legal counsel for the Company or an employee of the Rights Agent) and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken, suffered, or omitted to be taken by it in good faith and in accordance with such advice or opinion.

(b)                                                                                 Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including the identity of any Acquiring Person or Affiliate or Associate of an Acquiring Person or the determination of Current Market Price) be proved or established by the Company prior to taking, suffering, or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by an Appropriate Officer, the Secretary or any Assistant

32

Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted to be taken in good faith by it under the provisions of this Agreement in reliance upon such certificate.  The Rights Agent shall have no duty to act without such a certificate from an officer of the Company as set forth in the preceding sentence.

(c)                                                                                  The Rights Agent shall be liable hereunder only for its and its directors’, officers’, employees’, affiliates’, agents’, advisors’ and representatives’ gross negligence, bad faith or willful misconduct (as determined by a final non-appealable judgment of a court of competent jurisdiction); provided, however, that the Rights Agent shall under no circumstances be liable for indirect, consequential, special, punitive or incidental damages (including but not limited to lost profits) under any provisions of this Agreement as a result of any action taken, suffered, or omitted to be taken by it in good faith, even if the Rights Agent has been advised of or has foreseen the possibility or likelihood of such damages.  Notwithstanding anything in this Agreement to the contrary, the liability of the Rights Agent under this Agreement will be limited to the amount of the annual fees paid by the Company to the Rights Agent during the twelve (12) months immediately preceding the event for which recovery from the Rights Agent is being sought.

(d)                                                                                 The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e)                                                                                  The Rights Agent shall not have any liability for or be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); or any modification or order of any court, tribunal, or governmental authority in connection with the foregoing; nor shall it be liable or responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; shall not be liable or responsible for any change or adjustment required under the provisions of Section 11, Section 13 or Section 24 hereof or responsible for the manner, method or amount of any such change or adjustment or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt of written notice of any such adjustment, upon which the Rights Agent may rely); and shall not by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock or Common Stock or other securities to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Preferred Stock or Common Stock or other securities will, when so issued, be validly authorized and issued, fully paid and nonassessable.

(f)                                                                                   The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and

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other acts, instruments and assurances as may reasonably be required or reasonably requested by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement, in the reasonable discretion of the Rights Agent.

(g)                                                                                  The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any Appropriate Officer, the Secretary or any Assistant Secretary of or legal counsel to the Company, and to apply to such officers or representatives for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or representative (or for any delay in acting while waiting for those instructions).  The Rights Agent shall be fully authorized and protected in relying upon the most recent instructions received from any such officer or representative.

(h)                                                                                 The Rights Agent and any member, affiliate, stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent or any such stockholder, member, affiliate, director, officer or employee of the Rights Agent from acting in any other capacity for the Company or for any other Person.

(i)                                                                                     The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, omission default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or other Person resulting from any such act, omission, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct (each as determined by a final non-appealable judgment of a court of competent jurisdiction) in the selection and continued employment thereof.

(j)                                                                                    No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder (other than internal costs incurred by the Rights Agent in providing services to the Company in the ordinary course of its business as Rights Agent hereunder and for which it shall be compensated pursuant to Section 18(a)) or in the exercise of its rights if it reasonably believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.  The Rights Agent shall not be required to take any action or to follow any instruction of the Company that the Rights Agent believes, upon the advice of counsel, would cause the Rights Agent to take action that is illegal.

(k)                                                                                 If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further

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action with respect to such requested exercise or transfer without first consulting with the Company.

Section 21.                                    Change of Rights Agent.  The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days’ notice in writing to the Company in the manner set forth in Section 26 herein, and to each transfer agent of the Common Stock and Preferred Stock (in the event that the Rights Agent or one of its Affiliates is not also the transfer agent of the Common Stock and Preferred Stock).  If at any time the Rights Agent or one of its Affiliates is also the transfer agent for the Company, in the event such transfer agency relationship terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notices.  The Company may, in its sole discretion, remove the Rights Agent or any successor Rights Agent upon thirty (30) days’ notice to the Rights Agent or successor Rights Agent in the manner set forth in Section 26 herein, as the case may be, and to each transfer agent of the Common Stock and Preferred Stock, by registered or certified mail, and, if such removal occurs after the Distribution Date, to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent.  If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent.  Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a legal business entity organized and doing business under the laws of the United States or of any state of the United States, in good standing, that is authorized under such laws to exercise stock transfer powers and that has, along with its Affiliates, at the time of its appointment as Rights Agent a combined capital (including its direct and indirect parents and Subsidiaries) and surplus of at least $50,000,000 or (b) an affiliate of a legal business entity described in clause (a) of this sentence.  After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent under this Agreement without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the foregoing purpose, but the Rights Agent shall not be required to make any additional expenditure or assume any additional liability in connection with the foregoing.  Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and the Preferred Stock, and, if such appointment occurs after the Distribution Date, mail a notice thereof in writing to the registered holders of the Rights Certificates.  Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

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Section 22.                                    Issuance of New Rights Certificates.  Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement.  In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the redemption, exchange or expiration of the Rights, the Company (a) shall, with respect to shares of Common Stock so issued or sold (x) pursuant to the exercise of stock options or pursuant to awards under any employee plan or arrangement, which stock options or awards are outstanding as of the Distribution Date, or (y) upon the exercise, conversion or exchange of securities issued by the Company after the date of this Agreement (except as may otherwise be provided in the instrument(s) governing such securities), and (b) may, in any other case, if deemed necessary or appropriate by the Board, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

Section 23.                                    Redemption and Termination.

(a)                                                                                 The Board may, at its option, at any time prior to the earlier of (i) the close of business on the tenth (10th) Business Day following the Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, the close of business on the tenth (10th) Business Day following the Record Date) and (ii) the Final Expiration Date, direct the Company to, and, if so directed, the Company shall, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.001 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”).  Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company’s right of redemption hereunder has expired.  The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the Current Market Price of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board.  The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish.

(b)                                                                                 Immediately upon the action of the Board ordering the redemption of the Rights, written evidence of which shall have been filed with the Rights Agent and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held.  Promptly after the action of the Board ordering the redemption of the Rights, the

36

Company shall give written notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at each holder’s last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock.  Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives such notice.  The failure to give, or any defect in, such notice shall not affect the validity of such redemption. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

(c)                                                                                  Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 and other than in connection with the purchase or repurchase by any of them of Common Stock prior to the Distribution Date.

(d)                                                                                 The Company shall cause (i) an amendment to the Certificate of Incorporation of the Company, substantially in the form attached hereto as Exhibit E, to be submitted for Shareholder Approval, and (ii) this Agreement to be submitted for approval by the affirmative vote of holders representing a majority of the shares of Common Stock issued and outstanding and entitled to vote, as of the record date for such vote, in each case at the next duly convened meeting of the shareholders of the Company.

Section 24.                                    Exchange.

(a)                                                                                 The Board may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 7(e) hereof) for shares of Common Stock at an exchange ratio of one (1) share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the “Exchange Ratio”).  Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after (i) any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding shares of Common Stock for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of fifty percent (50%) or more of the Common Stock then outstanding or (ii) the occurrence of a Section 13 Event.

(b)                                                                                 Immediately upon the action of the Board ordering the exchange of any Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio.  The Company shall promptly give public notice of any such exchange (with prompt written notice thereof to the Rights Agent); provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange.  The Company promptly shall mail a notice of any such

37

exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights that will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights that have become null and void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

(c)                                                                                  Following the action of the Board ordering the exchange of any Rights pursuant to subsection (a) of this Section 24, the Company may implement such procedures in its sole discretion as it deems appropriate for the purpose of ensuring that the Common Stock (or such other consideration) issuable upon an exchange pursuant to this Section 24 not be received by holders of Rights that have become null and void pursuant to Section 7(e) hereof; provided, that such procedures may not adversely affect the rights, immunities, duties or obligations of the Rights Agent.  In furtherance thereof, if so directed by the Company, shares of Common Stock (or other consideration) potentially issuable upon an exchange pursuant to this Section 24 to holders of Rights that have not verified to the satisfaction of the Company, in its sole discretion, that they are not Acquiring Persons may be deposited in a trust established by the Company pending receipt of appropriate verification.  To the extent that such trust is established, holders of Rights entitled to receive such shares of Common Stock (or other consideration) pursuant to an exchange pursuant to this Section 24 that have not previously received such shares of Common Stock (or other consideration) shall be entitled to receive such shares of Common Stock (or other consideration) (and any dividends paid or distributions made thereon after the date on which such shares of Common Stock (or other consideration) are deposited in the trust) only from the trust and solely upon compliance with the relevant terms and provisions of the applicable trust agreement.

(d)                                                                                 In any exchange pursuant to this Section 24, the Company, at its option, may substitute Preferred Stock (or Equivalent Rights Stock with respect to such Preferred Stock) for Common Stock exchangeable for Rights, at the initial rate of one one-thousandth of a share of Preferred Stock (or Equivalent Rights Stock with respect to such Preferred Stock) for each share of Common Stock, as appropriately adjusted to reflect stock splits, stock dividends and other similar transactions after the date hereof.

(e)                                                                                  In the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exchange of the Rights.

(f)                                                                                   The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates that evidence fractional shares of Common Stock.  In lieu of such fractional shares of Common Stock, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional shares of Common Stock would

38

otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock.  For the purposes of this subsection (f), the current market value of a whole share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

Section 25.                                    Notice of Certain Events.

(a)                                                                                 In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Rights Stock or to make any other distribution to the holders of Rights Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company), or (ii) to offer to the holders of Rights Stock rights or warrants to subscribe for or to purchase any additional shares of Rights Stock or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Rights Stock (other than a reclassification involving only the subdivision of outstanding shares of Rights Stock), or (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than fifty percent (50%) of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to the Rights Agent and to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Rights Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to the record date for determining holders of the shares of Rights Stock for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Rights Stock, whichever shall be the earlier.

(b)                                                                                 In the event that any Section 11(a)(ii) Event shall occur, (i) the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 hereof, and to the Rights Agent in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof, and (ii) all references in the preceding paragraph to Rights Stock shall be deemed thereafter to refer to Common Stock and/or, if appropriate, other securities.

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Section 26.                                    Notices.

(a)                                                                                 Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if in writing and when sent by recognized national overnight delivery service or by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent by the Company) as follows:

Triumph Group, Inc.

899 Cassatt Road, Suite 210

Berwyn, PA 19312
Attention: Jennifer H. Allen

(b)                                                                                 Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given if in writing and when sent by recognized national overnight delivery service or by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Rights Agent with the Company) as follows:

Computershare Trust Company, N.A.

250 Royall Street

Canton, MA 02021

Attention:  Client Services

(c)                                                                                  Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of shares of Common Stock) shall be sufficiently given or made if sent or delivered by recognized national overnight delivery service or by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Section 27.                                    Supplements and Amendments.  Prior to the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of shares of Common Stock; provided, however, that the Company shall not extend the Final Expiration Date beyond 5:00 P.M., New York City time, on March 13, 2022 unless such extension is approved by the stockholders of the Company by a vote of the majority of the votes cast by the holders of shares entitled to vote thereon at a meeting of the stockholders of the Company before 5:00 P.M., New York City time, on March 13, 2022.  From and after the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder or (iv) to change or supplement the provisions hereunder in any manner that the Company may deem necessary or

40

desirable and that shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person) or the Rights Agent.  Any such supplement or amendment shall be evidenced by a writing signed by the Company and the Rights Agent.  As a condition precedent to the Rights Agent’s execution of any amendment, the Company shall deliver a certificate from an Appropriate Officer that states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment.  Notwithstanding anything herein to the contrary, this Agreement may not be amended (other than pursuant to clauses (i) or (ii) of the second sentence of this Section 27) at a time when the Rights are not redeemable.  Notwithstanding anything herein to the contrary, the Rights Agent may, but shall not be obligated to, enter into any supplement or amendment that adversely affects the Rights Agent’s own rights, duties, obligations or immunities under this Agreement, in the reasonable discretion of the Rights Agent.

Section 28.                                    Successors.  All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29.                                    Determinations and Actions by the Board, etc.  The Board shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including the right and power to (i) interpret the provisions of this Agreement and the provisions of Section 382 of the Code and the Treasury Regulations promulgated thereunder, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend this Agreement).  All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) that are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent (except where limiting the Rights Agent’s rights or immunities, or expanding the Rights Agent’s duties or obligations, under this Agreement), the holders of the Rights and all other Persons, and (y) not subject the Board or any of the directors on the Board to any liability to the holders of the Rights.  In connection with the preceding sentence, the Rights Agent is entitled to assume that the Board acted in good faith with respect to all such actions, calculations, interpretations and determinations and shall be fully protected and incur no liability in reliance thereon.

Section 30.                                    Benefits of this Agreement.  Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock) any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock).

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Section 31.                                    Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the tenth Business Day following the date of such determination by the Board; and provided, further, that if any such excluded term, provision, covenant or restriction shall materially and adversely affect the rights, immunities, duties or obligations of the Rights Agent, the Rights Agent shall be entitled to resign immediately.  Without limiting the foregoing, if any provision requiring a specific group of directors of the Company to act is held by any court of competent jurisdiction or other authority to be invalid, void or unenforceable, such determination shall then be made by the Board in accordance with applicable law and the Certificate of Incorporation and Amended and Restated Bylaws of the Company, as amended from time to time.

Section 32.                                    Governing Law.  This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware (without giving effect to the conflicts of laws principles thereof) and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

Section 33.                                    Entire Agreement. This Agreement contains the entire understanding of the parties hereto with reference to the transactions and matters contemplated hereby and supersedes all prior agreements, written or oral, between the parties hereto.

Section 34.                                    Counterparts.  This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Agreement executed or transmitted electronically shall have the same authority, effect and enforceability as an original signature.

Section 35.                                    Descriptive Headings; Interpretation.  Descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof. Wherever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

Section 36.                                    Confidentiality. The Rights Agent and the Company agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other Person, except as may be

42

required by law or by the rules or regulations of any securities exchange. However, each party may disclose relevant aspects of the other party’s confidential information to its officers, affiliates, agents, subcontractors and employees to the extent reasonably necessary to perform its duties and obligations under this Agreement and such disclosure is not prohibited by applicable law.

Section 37.                                    Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

TRIUMPH GROUP, INC.

By
Name:
Title:

COMPUTERSHARE TRUST COMPANY, N.A.

By
Name:
Title:

[Signature Page to Tax Benefits Preservation Plan]

Exhibit A

FORM OF

CERTIFICATE OF DESIGNATIONS,
PREFERENCES AND RIGHTS OF
SERIES B JUNIOR PARTICIPATING PREFERRED STOCK

OF

TRIUMPH GROUP, INC.

[•], 2019

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

Triumph Group, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

That, pursuant to the authority vested in the Board of Directors of the Corporation (the “Board”) by the Amended and Restated Certificate of Incorporation of the Corporation (as may be amended from time to time, the “Certificate of Incorporation”), the Board on [•], 2019, duly adopted the following resolution creating a series of shares of Preferred Stock of the Corporation designated as Series B Junior Participating Preferred Stock:

RESOLVED, that, pursuant to the authority granted to and vested in the Board, in accordance with the provisions of the Certificate of Incorporation, a series of preferred stock, par value $0.01 per share, of the Corporation (“Preferred Stock”) be, and it hereby is, created, and that the designations and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof, are as follows:

Section 1.                                           Designation and Amount.  There shall be a series of Preferred Stock that shall be designated as “Series B Junior Participating Preferred Stock” and the number of shares constituting such series shall be fifty thousand (50,000) shares.  Such number of shares may be increased or decreased by resolution of the Board; provided, that no decrease shall reduce the number of shares of Series B Junior Participating Preferred Stock to a number less than the number of shares of Series B Junior Participating Preferred Stock then outstanding plus the number of shares of Series B Junior Participating Preferred Stock reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series B Junior Participating Preferred Stock.

Section 2.                                           Dividends and Distributions.

(A)                               Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the shares of Series B Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series B Junior Participating Preferred Stock, in preference to the holders of common stock, par value $0.001 per share, of the Corporation (“Common Stock”), and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth (15th) day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $0.001 or (b) subject to the provision for adjustment hereinafter set forth, one thousand (1,000) times the aggregate per share amount of all cash dividends, and one thousand (1,000) times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Junior Participating Preferred Stock.  In the event the Corporation shall at any time after [•], 2019 (the “Rights Dividend Declaration Date”) (i) declare or pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series B Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)                               The Corporation shall declare a dividend or distribution on the Series B Junior Participating Preferred Stock as provided in Paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.001 per share on the Series B Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C)                               Dividends, to the extent payable as provided in paragraphs (A) and (B) of this Section, shall begin to accrue and be cumulative on outstanding shares of Series B Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series B Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date.  Accrued but unpaid dividends shall not bear interest.  Dividends paid on the shares of Series B Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.  The Board may fix a record date for the determination of holders of shares of Series B Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than thirty (30) days prior to the date fixed for the payment thereof.

Section 3.                                           Voting Rights.  The holders of shares of Series B Junior Participating Preferred Stock shall have the following voting rights:

(A)                               Subject to the provision for adjustment hereinafter set forth, each share of Series B Junior Participating Preferred Stock shall entitle the holder thereof to one thousand (1,000) votes on all matters submitted to a vote of the stockholders of the Corporation.  In the event the Corporation shall at any time after the Rights Dividend Declaration Date (i) declare or pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series B Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)                               Except as otherwise provided herein or by law, the holders of shares of Series B Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C)                               Except as set forth herein or as otherwise provided by law, holders of Series B Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for authorizing or taking any corporate action.

Section 4.                                           Certain Restrictions.

(A)                               Whenever quarterly dividends or other dividends or distributions payable on the Series B Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i)                                     declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Junior Participating Preferred Stock;

(ii)                                  declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Junior Participating Preferred Stock, except dividends paid ratably on the Series B Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)                               redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series B Junior Participating Preferred Stock; or

(iv)                              purchase or otherwise acquire for consideration any shares of Series B Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series B Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B)                               The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5.                                           Reacquired Shares.  Any shares of Series B Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof.  All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board, subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation or in any other Certificates of Designation creating a series of Preferred Stock (or any similar stock) or as otherwise required by law.

Section 6.                                           Liquidation, Dissolution or Winding Up.

(A)                               Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series B Junior Participating Preferred Stock shall have received an amount equal to $1,000 per share of Series B Junior Participating Preferred Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series B Liquidation Preference”).  Following the payment of the full amount of the Series B Liquidation Preference, no additional distributions shall be made to the holders of shares of Series B Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series B Liquidation Preference by (ii) one thousand (1,000) (as appropriately adjusted as set forth in subsection (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the “Adjustment Number”).  Following the payment of the full amount of the Series B Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series B Junior Participating Preferred Stock and Common Stock, respectively, holders of Series B Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one (1) with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

(B)                               In the event, however, that there are not sufficient assets available to permit payment in full of the Series B Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, that rank on a parity with the Series B Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.  In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

(C)                               In the event the Corporation shall at any time after the Rights Dividend Declaration Date (i) declare or pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7.                                           Consolidation, Merger, etc.  In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series B Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to one thousand (1,000) times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.  In the event the Corporation shall at any time after the Rights Dividend Declaration Date (i) declare or pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8.                                           No Redemption.  The shares of Series B Junior Participating Preferred Stock shall not be redeemable.

Section 9.                                           Ranking.  The Series B Junior Participating Preferred Stock shall rank junior to all other series of the Corporation’s Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

Section 10.                                    Amendment.  At any time when any shares of Series B Junior Participating Preferred Stock are outstanding, neither the Certificate of Incorporation nor this Certificate of Designations shall be amended in any manner that would materially alter or change the powers, preferences or special rights of the Series B Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series B Junior Participating Preferred Stock, voting separately as a class.

Section 11.                                    Fractional Shares.  Series B Junior Participating Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Junior Participating Preferred Stock.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be executed in its corporate name as of the date first written above.

TRIUMPH GROUP, INC.

By:
Name:
Title:

Exhibit B

[Form of Rights Certificate]

Certificate No. R-	Rights

NOT EXERCISABLE AFTER 5:00 P.M., NEW YORK CITY TIME, ON MARCH 13, 2020 (OR 5:00 P.M., NEW YORK CITY TIME, ON MARCH 13, 2022 IF THE TAX BENEFITS PRESERVATION PLAN IS APPROVED BY THE STOCKHOLDERS OF THE COMPANY BY A VOTE OF THE MAJORITY OF THE VOTES CAST BY THE HOLDERS OF SHARES ENTITLED TO VOTE THEREON AT A MEETING OF THE STOCKHOLDERS OF THE COMPANY PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON MARCH 13, 2020) OR SUCH TIME AS THE RIGHTS ARE EARLIER REDEEMED, EXCHANGED OR TERMINATED OR SUCH OTHER EARLIER EXPIRATION DATE (AS DEFINED IN THE TAX BENEFITS PRESERVATION PLAN).  THE RIGHTS ARE SUBJECT TO REDEMPTION AT THE OPTION OF THE COMPANY, AT $0.001 PER RIGHT, AND TO EXCHANGE ON THE TERMS SET FORTH IN THE TAX BENEFITS PRESERVATION PLAN.  UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE TAX BENEFITS PRESERVATION PLAN) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID.  [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON THAT WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE TAX BENEFITS PRESERVATION PLAN).  ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT.](1)

(1)         The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

Common Stock Rights Certificate

TRIUMPH GROUP, INC.

This certifies that                       , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Tax Benefits Preservation Plan, dated as of March 13, 2019 (the “Tax Benefits Preservation Plan”), between Triumph Group, Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., a federally chartered trust company, as rights agent (the “Rights Agent”), to purchase from the Company at any time prior to 5:00 P.M. (New York City time) on March 13, 2020, or 5:00 P.M., New York City time, on March 13, 2022 if the Tax Benefits Preservation Plan is approved by the stockholders of the Company by a vote of the majority of the votes cast by the holders of shares entitled to vote thereon at a meeting of the stockholders of the Company prior to 5:00 P.M., New York City time, on March 13, 2020 or such time as the Rights are earlier redeemed, exchanged or terminated or such other earlier Expiration Date (as defined in the Tax Benefits Preservation Plan), at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one fully paid, non-assessable share of Common Stock (the “Common Stock”) of the Company, at a purchase price of $100.00 per share (the “Purchase Price”), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed.  The number of Rights evidenced by this Rights Certificate (and the number of shares that may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of March 13, 2019, based on the Common Stock as constituted at such date.  The Company reserves the right to require prior to the occurrence of a Triggering Event (as such term is defined in the Tax Benefits Preservation Plan) that a number of Rights be exercised so that only whole shares of Common Stock will be issued. Capitalized terms used in this Rights Certificate without definition shall have the meaning ascribed to them in the Tax Benefits Preservation Plan.

Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Tax Benefits Preservation Plan), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Tax Benefits Preservation Plan), (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Tax Benefits Preservation Plan, a transferee of a Person that, after such transfer, became an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

As provided in the Tax Benefits Preservation Plan, the Purchase Price and the number and kind of shares of Common Stock or other securities, which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events.

This Rights Certificate is subject to all of the terms, provisions and conditions of the Tax Benefits Preservation Plan, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Tax Benefits Preservation Plan reference is hereby made for a full description of the rights, limitations of rights, liabilities, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Tax Benefits Preservation Plan.  Copies of the Tax Benefits Preservation Plan are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Rights Agent.

This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Common Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase.  If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Tax Benefits Preservation Plan, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $0.001 per Right at any time prior to the earlier of the close of business on (i) the tenth Business Day following the Stock Acquisition Date, and (ii) the Final Expiration Date.  In addition, under certain circumstances following the Stock Acquisition Date, the Rights may be exchanged, in whole or in part, for shares of the Common Stock, or shares of preferred stock of the Company having essentially the same value or economic rights as such shares.  Immediately upon the action of the Board of Directors of the Company authorizing any such exchange, and without any further action or any notice, the Rights (other than Rights that are not subject to such exchange) will terminate and the Rights will only enable holders to receive the shares issuable upon such exchange.

No fractional shares of Common Stock will be issued upon the exercise of any Right or Rights evidenced hereby of a share of Common Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Tax Benefits Preservation Plan. The Company, at its election, may require that a number of Rights be exercised so that only whole shares of Common Stock would be issued.

No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Common Stock or of any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained in the Tax Benefits Preservation Plan or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give consent to or withhold consent from any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Tax Benefits Preservation Plan), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Tax Benefits Preservation Plan.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent (either by manual or facsimile signature).

WITNESS the facsimile signature of the proper officers of the Company and its facsimile corporate seal.

Dated as of             ,

ATTEST:	TRIUMPH GROUP, INC.

By
Title:		Title:

Countersigned:

COMPUTERSHARE TRUST COMPANY, N.A.

By
Authorized Signature

[Form of Reverse Side of Rights Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such
holder desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED                                      hereby sells, assigns and transfers unto

(Please print name, address and social security or other identifying number of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                    Attorney, to transfer the within Rights Certificate on the books of the within named Company, with full power of substitution.

Dated: ,
Signature

Signature Guaranteed:

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1)  this Rights Certificate [ ] is [ ] is not beneficially owned by an Acquiring Person and [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person that is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Tax Benefits Preservation Plan);

(2)  after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person that is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: ,
Signature

Signature Guaranteed:

NOTICE

The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires
to exercise Rights represented
by the Rights Certificate.)

To:  Triumph Group, Inc.:

The undersigned hereby irrevocably elects to exercise            Rights represented by this Rights Certificate to purchase the shares of Common Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person that may be issuable upon the exercise of the Rights) and requests that such shares be issued in the name of and delivered to:

Please insert social security or other identifying number

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number

(Please print name and address)

Dated: ,
Signature

Signature Guaranteed:

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1)  the Rights evidenced by this Rights Certificate [ ] are [ ] are not beneficially owned by an Acquiring Person and [ ] are [ ] are not being exercised by or on behalf of a Person that is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Tax Benefits Preservation Plan);

(2)  after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person that is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: ,
Signature

Signature Guaranteed:

NOTICE

The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

Exhibit C

[Form of Rights Certificate]

Certificate No. R-	Rights

NOT EXERCISABLE AFTER 5:00 P.M., NEW YORK CITY TIME, ON MARCH 13, 2020 (OR 5:00 P.M., NEW YORK CITY TIME, ON MARCH 13, 2022 IF THE TAX BENEFITS PRESERVATION PLAN IS APPROVED BY THE STOCKHOLDERS OF THE COMPANY BY A VOTE OF THE MAJORITY OF THE VOTES CAST BY THE HOLDERS OF SHARES ENTITLED TO VOTE THEREON AT A MEETING OF THE STOCKHOLDERS OF THE COMPANY PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON MARCH 13, 2020) AS MAY BE DETERMINED BY THE BOARD AND APPROVED BY THE STOCKHOLDERS OF THE COMPANY BY A VOTE OF THE MAJORITY OF THE VOTES CAST BY THE HOLDERS OF SHARES ENTITLED TO VOTE THEREON AT A MEETING OF THE STOCKHOLDERS OF THE COMPANY PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON MARCH 13, 2020) OR SUCH TIME AS THE RIGHTS ARE EARLIER REDEEMED, EXCHANGED OR TERMINATED OR SUCH OTHER EARLIER EXPIRATION DATE (AS DEFINED IN THE TAX BENEFITS PRESERVATION PLAN).  THE RIGHTS ARE SUBJECT TO REDEMPTION AT THE OPTION OF THE COMPANY, AT $0.001 PER RIGHT, AND TO EXCHANGE ON THE TERMS SET FORTH IN THE TAX BENEFITS PRESERVATION PLAN.  UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE TAX BENEFITS PRESERVATION PLAN) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID.  [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON THAT WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE TAX BENEFITS PRESERVATION PLAN).  ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT.](2)

(2)         The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

Preferred Stock Rights Certificate

TRIUMPH GROUP, INC.

This certifies that                       , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Tax Benefits Preservation Plan, dated as of March 13, 2019 (the “Tax Benefits Preservation Plan”), between Triumph Group, Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., a federally chartered trust company, as rights agent (the “Rights Agent”), to purchase from the Company at any time prior to 5:00 P.M. (New York City time) on March 13, 2020, or 5:00 P.M., New York City time, on March 13, 2022 if the Tax Benefits Preservation Plan is approved by the stockholders of the Company by a vote of the majority of the votes cast by the holders of shares entitled to vote thereon at a meeting of the stockholders of the Company prior to 5:00 P.M., New York City time, on March 13, 2020 or such time as the Rights are earlier redeemed, exchanged or terminated or such other earlier Expiration Date (as defined in the Tax Benefits Preservation Plan), at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-thousandth of a fully paid, non-assessable share of Series B Junior Participating Preferred Stock (the “Preferred Stock”) of the Company, at a purchase price of $100.00 per one one-thousandth of a share (the “Purchase Price”), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed.  The number of Rights evidenced by this Rights Certificate (and the number of shares that may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of [•], 2019, based on the Preferred Stock as constituted at such date.  The Company reserves the right to require prior to the occurrence of a Triggering Event (as such term is defined in the Tax Benefits Preservation Plan) that a number of Rights be exercised so that only whole shares of Preferred Stock will be issued. Capitalized terms used in this Rights Certificate without definition shall have the meaning ascribed to them in the Tax Benefits Preservation Plan.

Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Tax Benefits Preservation Plan), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Tax Benefits Preservation Plan), (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Tax Benefits Preservation Plan, a transferee of a Person that, after such transfer, became an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

As provided in the Tax Benefits Preservation Plan, the Purchase Price and the number and kind of shares of Preferred Stock or other securities, which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events.

This Rights Certificate is subject to all of the terms, provisions and conditions of the Tax Benefits Preservation Plan, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Tax Benefits Preservation Plan reference is hereby made for a full description of the rights, limitations of rights, liabilities, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Tax Benefits Preservation Plan.  Copies of the Tax Benefits Preservation Plan are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Rights Agent.

This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-thousandths of a share of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase.  If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Tax Benefits Preservation Plan, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $0.001 per Right at any time prior to the earlier of the close of business on (i) the tenth Business Day following the Stock Acquisition Date, and (ii) the Final Expiration Date.  In addition, under certain circumstances following the Stock Acquisition Date, the Rights may be exchanged, in whole or in part, for shares of the Common Stock, or shares of preferred stock of the Company having essentially the same value or economic rights as such shares.  Immediately upon the action of the Board of Directors of the Company authorizing any such exchange, and without any further action or any notice, the Rights (other than Rights that are not subject to such exchange) will terminate and the Rights will only enable holders to receive the shares issuable upon such exchange.

No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions that are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Tax Benefits Preservation Plan. The Company, at its election, may require that a number of Rights be exercised so that only whole shares of Preferred Stock would be issued.

No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained in the Tax Benefits Preservation Plan or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give consent to or withhold consent from any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Tax Benefits Preservation Plan), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Tax Benefits Preservation Plan.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent (either by manual or facsimile signature).

WITNESS the facsimile signature of the proper officers of the Company and its facsimile corporate seal.

Dated as of             ,

ATTEST:	TRIUMPH GROUP, INC.

By
Title:		Title:

Countersigned:

COMPUTERSHARE TRUST COMPANY, N.A.

By
Authorized Signature

[Form of Reverse Side of Rights Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such
holder desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED                                      hereby sells, assigns and transfers unto

(Please print name, address and social security or other identifying number of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                    Attorney, to transfer the within Rights Certificate on the books of the within named Company, with full power of substitution.

Dated: ,
Signature

Signature Guaranteed:

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1)  this Rights Certificate [ ] is [ ] is not beneficially owned by an Acquiring Person and [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person that is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Tax Benefits Preservation Plan);

(2)  after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person that is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: ,
Signature

Signature Guaranteed:

NOTICE

The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires
to exercise Rights represented
by the Rights Certificate.)

To:  Triumph Group, Inc.:

The undersigned hereby irrevocably elects to exercise            Rights represented by this Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person that may be issuable upon the exercise of the Rights) and requests that such shares be issued in the name of and delivered to:

Please insert social security or other identifying number

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number

(Please print name and address)

Dated: ,
Signature

Signature Guaranteed:

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1)  the Rights evidenced by this Rights Certificate [ ] are [ ] are not beneficially owned by an Acquiring Person and [ ] are [ ] are not being exercised by or on behalf of a Person that is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Tax Benefits Preservation Plan);

(2)  after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person that is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: ,
Signature

Signature Guaranteed:

NOTICE

The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

Exhibit D

FORM OF

SUMMARY OF RIGHTS TO PURCHASE
PREFERRED STOCK

On March 13, 2019, the Board of Directors (the “Board”) of Triumph Group, Inc. (the “Company”) declared a dividend distribution of one right (a “Right”) for each outstanding share of common stock, par value $0.001 per share, of the Company (the “Common Stock”), to stockholders of record at the close of business on March 25, 2019 (the “Record Date”).  Each Right entitles the registered holder to purchase from the Company a unit consisting of (i) one share of Common Stock, if prior to the Shareholder Approval (as hereinafter defined), or (ii) one one-thousandth  of a share of Series B Junior Participating Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), if subsequent to the Shareholder Approval, in each case (a “Unit”), at a purchase price of $100.00 per Unit, subject to adjustment (the “Purchase Price”).  The description and terms of the Rights are set forth in a Tax Benefits Preservation Plan (the “Tax Benefits Preservation Plan”) between the Company and Computershare Trust Company, N.A., as Rights Agent. The Tax Benefits Preservation Plan is intended to help avoid the imposition of certain limitations on the Company’s ability to fully use certain tax attributes, such as current year net operating loss and the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers, foreign tax credit carryovers and other tax credit carryovers, as well as any loss or deduction attributable to a “net unrealized built-in loss” within the meaning of Section 382 of the Code and the Treasury Regulations promulgated thereunder, of the Company or any of its Subsidiaries (“Tax Benefits”) by deterring any person from becoming a 5% Shareholder (as defined in the Tax Benefits Preservation Plan).  The Company will seek shareholder approval, at the Company’s next annual meeting of shareholders, to amend the Company’s Amended and Restated Certificate of Incorporation, as it may be amended from time to time (the “Certificate of Incorporation”), in order to permit issuance of Rights relating to Preferred Stock.   “Shareholder Approval” means the date on which the Company obtains the affirmative vote of holders representing a majority of the shares of Common Stock issued and outstanding and entitled to vote, as of the record date for such vote, to amend the Certificate of Incorporation, in order to permit issuance of shares of Preferred Stock in connection with entering into and implementing the Tax Benefits Preservation Plan.  The Series B Preferred Stock will not be issued unless and until Shareholder Approval is received.

Rights Certificates; Exercise Period.

Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate rights certificates (“Rights Certificates”) will be distributed.  Subject to certain exceptions specified in the Tax Benefits Preservation Plan, the Rights will separate from the Common Stock and a distribution date (the “Distribution Date”) will occur upon the earlier of (i) ten (10)

business days following a public announcement that an Acquiring Person (as defined in the Tax Benefits Preservation Plan) has become a 5% Shareholder (the “Stock Acquisition Date”) and (ii) ten (10) business days (or such later date as the Board shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person.

Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates (or, in the case of book entry shares, by the notations in the book entry accounts) and will be transferred with and only with such Common Stock, (ii) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Tax Benefits Preservation Plan by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.  Pursuant to the Tax Benefits Preservation Plan, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Series B Preferred Stock will be issued.

The definition of “Acquiring Person” contained in the Tax Benefits Preservation Plan contains several exemptions, including for (i) the Company; (ii) any of the Company’s subsidiaries; (iii) any employee benefit plan of the Company, or of any subsidiary of the Company, or any person organized, appointed or established by the Company for or pursuant to the terms of any such plan; (iv) any person that becomes a 5% Shareholder as a result of a reduction in the number of shares of Company securities outstanding due to a repurchase of Company securities by the Company or a stock dividend, stock split, reverse stock split or similar transaction, unless and until such person increases its ownership by more than one (1) percentage point over such person’s lowest percentage stock ownership on or after the consummation of the relevant transaction; (v) any person who, together with all affiliates and associates of such person, was a 5% Shareholder on the date of the Tax Benefits Preservation Plan (as disclosed in public filings with the Securities and Exchange Commission on the date of the Tax Benefits Preservation Plan), unless and until such person and its affiliates and associates increase their aggregate ownership by more than one (1) percentage point over their lowest percentage stock ownership on or after the date of the Tax Benefits Preservation Plan, provided that this clause (v) will not apply to any such person who has decreased its ownership below 5%; (vi) any person who, within ten (10) business days of being requested by the Company to do so, certifies to the Company that such person became an Acquiring Person inadvertently or without knowledge of the terms of the Rights and who, together with all affiliates and associates, thereafter within ten (10) business days following such certification disposes of such number of shares of Common Stock so that it, together with all affiliates and associates, ceases to be an Acquiring Person; and (vii) any person that the Board has affirmatively determined in its sole discretion shall not be deemed an Acquiring Person.

The Rights are not exercisable until the Distribution Date and will expire at the earliest of (i) 5:00 P.M. (New York City time) on March 13, 2020, or 5:00 P.M., New

York City time, on March 13, 2022 if the Tax Benefits Preservation Plan is approved by the stockholders of the Company by a vote of the majority of the votes cast by the holders of shares entitled to vote thereon at a meeting of the stockholders of the Company prior to 5:00 P.M., New York City time, on March 13, 2020, (ii) the time at which the Rights are redeemed or exchanged as provided in the Tax Benefits Preservation Plan, (iii) the time at which the Board determines that the Tax Benefits Preservation Plan is no longer necessary or desirable for the preservation of Tax Benefits, and (iv) the close of business on the first day of a taxable year of the Company to which the Board determines that no Tax Benefits, once realized, as applicable, may be carried forward.

As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights.  After the Distribution Date, the Company generally would issue Rights with respect to shares of Common Stock issued upon the exercise of stock options or pursuant to awards under any employee plan or arrangement, which stock options or awards are outstanding as of the Distribution Date, or upon the exercise, conversion or exchange of securities issued by the Company after the Tax Benefits Preservation Plan’s adoption (except as may otherwise be provided in the instruments governing such securities). In the case of other issuances of shares of Common Stock after the Distribution Date, the Company generally may, if deemed necessary or appropriate by the Board, issue Rights with respect to such shares of Common Stock.

Preferred Share Provisions

Each one one-thousandth of a share of Series B Preferred Stock, if issued:

•                                          will not be redeemable;

•                                          will entitle the holder thereof to quarterly dividend payments of $0.001 or an amount equal to the dividend paid on one share of Common Stock, whichever is greater;

•                                          will, upon any liquidation of the Company, entitle the holder thereof to receive either $0.001 plus accrued and unpaid dividends and distributions to the date of payment or an amount equal to the payment made on one share of Common Stock, whichever is greater;

•                                          will have the same voting power as one share of Common Stock; and

•                                          will, if shares of Common Stock are exchanged via merger, consolidation or a similar transaction, entitle holders thereof to a payment equal to the payment made on one share of Common Stock.

Flip-in Trigger.

In the event that a person or group of affiliated or associated persons becomes an Acquiring Person (unless the event causing such person or group to become an Acquiring Person is a transaction described under “Flip-over Trigger”, below), each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right.  Notwithstanding the foregoing, following the occurrence of such an event, all Rights that are, or (under certain circumstances specified in the Tax Benefits Preservation Plan) were, beneficially owned by any Acquiring Person will be null and void.  However, Rights are not exercisable following the occurrence of such an event until such time as the Rights are no longer redeemable by the Company as set forth below.

Flip-over Trigger.

In the event that, at any time following the Stock Acquisition Date, (i) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation, (ii) the Company engages in a merger or other business combination transaction in which the Company is the surviving corporation and the Common Stock is changed or exchanged, or (iii) more than fifty percent (50%) of the Company’s assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights that have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right.  The events set forth in this paragraph and in the next preceding paragraph are referred to as the “Triggering Events.”

Exchange Feature.

At any time after a person becomes an Acquiring Person and prior to the acquisition by such person or group of fifty percent (50%) or more of the outstanding Common Stock, the Board may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one (1) share of Common Stock, or one one-thousandth of a share of Series B Preferred Stock (or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

Equitable Adjustments.

The Purchase Price payable, and the number of Units of Common Stock, Series B Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock or the Series B Preferred Stock, (ii) if holders of the Common Stock or the Series B Preferred Stock are granted certain rights or warrants to subscribe for Common Stock or Series B Preferred Stock or convertible securities at less than the current market price of the Common Stock or the Series B Preferred Stock, or (iii) upon the distribution to holders of the Common Stock or the Series B Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least one percent (1%) of the Purchase Price.  No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Series B Preferred Stock on the last trading day prior to the date of exercise.

Redemption Rights.

At any time until ten (10) business days following the Stock Acquisition Date, the Company may, at its option, redeem the Rights in whole, but not in part, at a price of $0.001 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board).  Immediately upon the action of the Board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.001 redemption price.

Amendment of Rights.

Any of the provisions of the Tax Benefits Preservation Plan may be amended by the Board prior to the Distribution Date except that the Board may not extend the expiration of the Rights beyond 5:00 P.M. (New York City time) on March 13, 2022 unless such extension is approved by the stockholders of the Company by a vote of the majority of the votes cast by the holders of shares entitled to vote thereon at a meeting of the stockholders of the Company before 5:00 P.M., New York City time, on March 13, 2022.  After the Distribution Date, the provisions of the Tax Benefits Preservation Plan may be amended by the Board in order to cure any ambiguity, to make changes that do not adversely affect the interests of holders of Rights, or to shorten or lengthen any time period under the Tax Benefits Preservation Plan.  The foregoing notwithstanding, no amendment may be made at such time as the Rights are not redeemable, except to cure any ambiguity or correct or supplement any provision contained in the Tax Benefits Preservation Plan which may be defective or inconsistent with any other provision therein.

Miscellaneous.

Until a Right is exercised, the holder thereof, as such, will have no separate rights as a stockholder of the Company, including the right to vote or to receive dividends in respect of the Rights.  While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company or in the event of the redemption of the Rights as set forth above.

A copy of the Tax Benefits Preservation Plan has been or will be filed with the Securities and Exchange Commission as an exhibit to a Registration Statement on

Form 8-A or a Current Report on Form 8-K.  A copy of the Tax Benefits Preservation Plan is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Tax Benefits Preservation Plan, which is incorporated herein by reference.

Exhibit E

FORM OF

CERTIFICATE OF AMENDMENT

OF

 AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

OF

TRIUMPH GROUP, INC.

Triumph Group, In. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

1.              That the Certificate of Incorporation of the Corporation is hereby amended by deleting the first paragraph of Section “FOURTH”, Subsection “C.1.” in its entirety and by substituting in lieu of said paragraph the following:

“C.1. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide for the issuance of the shares of Preferred Stock in series, and, by filing a statement pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof; provided however, that any shares of Preferred Stock may only be issued by the Corporation (i) as consideration for the stock or assets of another corporation or in connection with a merger of the Corporation with or into another corporation or of another corporation with or into the Corporation or (ii) in connection with a plan intended to help avoid the imposition of certain limitations on the Corporation’s ability to fully use certain tax attributes, including, without limitation, the Tax Benefits Preservation Plan, dated as of March 13, 2019, by and between the Corporation and Computershare Trust Company, N.A., as may be amended or extended in accordance with its terms.”

2.              That the foregoing amendment to the Certificate of Incorporation has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

E-1

IN WITNESS WHEREOF, said Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer this [•] day of [•], 2019.

TRIUMPH GROUP, INC.

By
Name:
Title:

E-2